                                                                  Exhibit 10(ss)


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                            TRINIDAD LOAN AGREEMENT




                                      among

                               INNCOGEN, LIMITED,
                                   as borrower


                                       and


                          YORK HOLDINGS (BARBADOS) SRL,
                                    as lender



                           Dated as of August 4, 1998





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




                                TABLE OF CONTENTS


                                                                                                 PAGE
                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

Section 1.1  DEFINITIONS............................................................................2
Section 1.2  PRINCIPLES OF CONSTRUCTION............................................................16

                                    ARTICLE 2
                        DESCRIPTION OF THE TRINIDAD LOAN

Section 2.1  ACKNOWLEDGMENTS OF THE TRINIDAD OBLIGOR; TRINIDAD LOAN................................17
Section 2.2  TERM OF THIS AGREEMENT................................................................18
Section 2.3  INTEREST..............................................................................18
Section 2.4  PRINCIPAL.............................................................................18
Section 2.5  OBLIGATIONS OF THE TRINIDAD OBLIGOR HEREUNDER UNCONDITIONAL...........................18
Section 2.6  GENERAL TERMS OF PAYMENT..............................................................19
Section 2.7  SECURITY..............................................................................19

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.1  ORGANIZATION, POWER AND STATUS OF THE TRINIDAD OBLIGOR................................19
Section 3.2  AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY.................................19
Section 3.3  NO CONFLICT...........................................................................20
Section 3.4  COMPLIANCE WITH APPLICABLE LAW........................................................20
Section 3.5  LITIGATION............................................................................20
Section 3.6  ENVIRONMENTAL MATTERS.................................................................21
Section 3.7  BUSINESS OF THE TRINIDAD OBLIGOR.  ...................................................21
Section 3.8  VALID TITLE...........................................................................21
Section 3.9  SECURITY INTERESTS....................................................................21
Section 3.10  UTILITY REGULATION...................................................................21
Section 3.11  INVESTMENT COMPANY ACT...............................................................21
Section 3.12  NO DEFAULTS..........................................................................22
Section 3.13  GOVERNMENTAL APPROVALS...............................................................22
Section 3.14  MARGIN STOCK.........................................................................22
Section 3.15  TAXES................................................................................22
Section 3.16  OWNERSHIP OF THE TRINIDAD OBLIGOR....................................................23
Section 3.17  DISCLOSURE...........................................................................23
Section 3.18  REPRESENTATIONS AND WARRANTIES.......................................................23
Section 3.19  USE OF PROCEEDS......................................................................23

                                                                                                 PAGE
Section 3.20  TRINIDAD PROJECT DOCUMENTS...........................................................23
Section 3.21  TRINIDAD PROJECT.....................................................................23

                                    ARTICLE 4
                COVENANTS AND AGREEMENTS OF THE TRINIDAD OBLIGOR

Section 4.1  PAYMENT OF PRINCIPAL OF AND INTEREST ON THE TRINIDAD LOAN.............................24
Section 4.2  REPORTING REQUIREMENTS................................................................24
Section 4.3  MAINTENANCE OF EXISTENCE..............................................................25
Section 4.4  COMPLIANCE WITH LAWS..................................................................25
Section 4.5  GOVERNMENTAL APPROVALS; TITLE.........................................................26
Section 4.6  EXERCISE OF RIGHTS AND PERFORMANCE UNDER TRANSACTION
               DOCUMENTS...........................................................................26
Section 4.7  ADDITIONAL DOCUMENTS; FILINGS AND RECORDINGS..........................................26
Section 4.8  PAYMENT OF TAXES AND CLAIMS...........................................................27
Section 4.9  BOOKS AND RECORDS.....................................................................27
Section 4.10  [Intentionally Omitted]..............................................................27
Section 4.11  AUDITORS.............................................................................27
Section 4.12  TRINIDAD REVENUE ACCOUNT.............................................................28
Section 4.13  PROJECT IMPLEMENTATION...............................................................28
Section 4.14  INSURANCE............................................................................28
Section 4.15  PERMITTED INDEBTEDNESS...............................................................30
Section 4.16  PERMITTED LIENS......................................................................31
Section 4.17  CONTINGENT LIABILITIES...............................................................31
Section 4.18  NATURE OF BUSINESS...................................................................32
Section 4.19  PROHIBITION ON FUNDAMENTAL CHANGES...................................................32
Section 4.20  SALE OF ASSETS.......................................................................32
Section 4.21  SUBSIDIARIES; ADVANCES, INVESTMENTS AND LOANS........................................32
Section 4.22  TRANSACTIONS WITH AFFILIATES.........................................................32
Section 4.23  RESTRICTED PAYMENTS..................................................................32
Section 4.24  AMENDMENTS TO TRINIDAD PROJECT DOCUMENTS.............................................33
Section 4.25  ASSIGNMENT OF OBLIGATIONS; ADDITIONAL AGREEMENTS.....................................33
Section 4.26  MODIFICATIONS OF FORMATION DOCUMENTS.................................................33
Section 4.27  ABANDONMENT..........................................................................34
Section 4.28  SUBSTANTIAL COMPLETION...............................................................34
Section 4.29  TAXATION.............................................................................34

                                                                                                 PAGE
                                    ARTICLE 5
                              DEFAULTS AND REMEDIES

Section 5.1  EVENTS OF DEFAULT DEFINED.............................................................34
Section 5.2  REMEDIES UPON A TRINIDAD EVENT OF DEFAULT.............................................37
Section 5.3  CONTINUING LIEN.......................................................................38
Section 5.4  DEFENSE OF ACTIONS....................................................................39

                                    ARTICLE 6
                          GENERAL TERMS AND CONDITIONS

Section 6.1  NOTICES...............................................................................39
Section 6.2  AMENDMENTS AND WAIVERS................................................................39
Section 6.3  NO WAIVER; REMEDIES CUMULATIVE........................................................39
Section 6.4  SEVERABILITY..........................................................................40
Section 6.5  THIRD PARTY BENEFICIARIES.............................................................40
Section 6.6  TRINIDAD OBLIGOR IN CONTROL...........................................................40
Section 6.7  NUMBER AND GENDER.....................................................................40
Section 6.8  SECTION HEADINGS......................................................................40
Section 6.9  GOVERNING LAW; SUBMISSION TO JURISDICTION.............................................40
Section 6.10  LIMITATION OF LIABILITY..............................................................41
Section 6.11  COUNTERPARTS.........................................................................42
Section 6.12  SUCCESSORS AND ASSIGNS...............................................................42
Section 6.13  MAXIMUM INTEREST RATE................................................................42
Section 6.14  ENGLISH LANGUAGE.....................................................................42
Section 6.15  ENTIRE AGREEMENT.....................................................................42
Section 6.16  SURVIVAL.............................................................................42


Schedule I:       Amortization Schedule
Schedule II:      Notices

Exhibit A:        Form of Trinidad Completion Certificate
Exhibit B         Form of Subordination Provisions

                             TRINIDAD LOAN AGREEMENT


         This TRINIDAD LOAN AGREEMENT, dated as of August 4, 1998 (this "AGREEMENT") is by and among INNCOGEN, LIMITED, a limited liability company incorporated under the laws of the Republic (the "TRINIDAD OBLIGOR") and YORK HOLDINGS (BARBADOS) SRL, a Barbados society with restricted liability (the "TRINIDAD GUARANTOR"), as lender.

                                    RECITALS

                  WHEREAS, pursuant to this Agreement, the Trinidad Guarantor intends to make the Trinidad Loan to the Trinidad Obligor in the aggregate principal amount of U.S.$100,000,000 the proceeds of which will be used, among other things, to finance costs associated with the construction, operation and maintenance of the Trinidad Project;

                  WHEREAS, pursuant to this Agreement, the Trinidad Obligor has agreed to borrow the Trinidad Loan from the Trinidad Guarantor on the terms and conditions set forth herein and for this Agreement to secure the Trinidad Loan as herein provided and as primary security therefor;

                  WHEREAS, the Trinidad Guarantor, the Trinidad Obligor, the Collateral Agent and certain other parties are entering into the Trinidad Security Documents, pursuant to which the Collateral Agent, acting on behalf of the Secured Parties, will obtain a continuing Lien on and perfected security interest in the Trinidad Collateral;

                  WHEREAS, the Trinidad Guarantor, the Trinidad Obligor, the Collateral Agent and certain other parties are entering into the Intercreditor Agreement appointing the Collateral Agent as collateral agent and setting forth certain rights and remedies of the Collateral Agent acting on behalf of the Secured Parties with respect to the Trinidad Collateral; and

                  WHEREAS, the Collateral Agent has agreed to join this Agreement to acknowledge and confirm the arrangements set forth herein and that the Trinidad Mortgage Debenture is to be held by the Collateral Agent as trustee for the Trinidad Guarantor.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto formally covenant, agree and bind themselves as follows:

                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

         Section 1.1 DEFINITIONS. The following terms shall have the following respective meanings:

         "ADDITIONAL SECURITIES" shall mean Securities which are ranked pari passu with the Securities issued pursuant to the Indenture after the Closing Date.

         "AFFILIATE" shall mean, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "ANNUAL AUDITED CONSOLIDATED FINANCIAL STATEMENTS" shall mean audited consolidated financial statements prepared in accordance with GAAP.

         "APPLICABLE LAW" shall mean, with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, Governmental Approval, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing, by any Governmental Authority, whether in effect as of the date of this Agreement or thereafter and in each case as amended (including, without limitation, any pertaining to land use or zoning restrictions).

         "APPROVED RESTORATION PLAN" shall mean a plan submitted to and approved by the Independent Engineer which provides for the repair or rebuilding of all or any portion of the Trinidad Project and which is accompanied by a certificate of (a) the Independent Engineer certifying that (i) such plan is reasonable and technically feasible and will restore the Trinidad Project to at least as good condition or state of repair as it was in prior to such Event of Loss, (ii) the repair or restoration of the Trinidad Project in accordance with the plan or the operation of the Trinidad Project following such repair will not violate (x) the terms of any other Transaction Document or (y) any of the Trinidad Project's Governmental Approvals, (iii) after taking into consideration the availability of Loss Proceeds and such other proceeds available for the repair or restoration of the Trinidad Project, there will be adequate cash flow during the period of repair or restoration to pay all ongoing expenses, including debt service due on the Securities, and the Trinidad Obligor's ability to pay such expenses will not be materially adversely affected following such repair and (iv) the repair or restoration in accordance with the plan will not materially adversely affect the construction budget or construction schedule of the Trinidad Project and (b) the Trinidad Obligor certifying that (i) such plan is reasonable and technically feasible and will restore the

Trinidad Project to at least as good condition or state of repair as it was in prior to such Event of Loss and (ii) the repair or restoration of the Trinidad Project in accordance with the plan or the operation of the Trinidad Project following such repair will not violate Applicable Law.

         "AUDITORS" shall mean Grant Thornton LLP or such other firm of independent public accountants as the Trinidad Obligor may, with the consent of the Collateral Agent, from time to time appoint as auditors of the Trinidad Obligor.

         "AUTHORIZED OFFICER" or "AUTHORIZED REPRESENTATIVE" shall mean in the case of any corporation or limited liability company, the chief executive officer, the president, the chief financial officer, a vice president, the treasurer or an assistant treasurer or any director of such corporation or limited liability company.

         "BOND TRUSTEE" shall mean The Bank of New York, its successors and assigns, in its capacity as trustee under the Indenture.

         "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York or the Republic, or a day on which banking institutions chartered by the State of New York or the United States are legally required or authorized to close.

         "CASH EQUIVALENTS" shall mean, as to any Person: (a) direct obligations of the United States, or any agency thereof, (b) obligations fully guaranteed by the United States or any agency thereof, (c) certificates of deposit or bankers, acceptances issued by commercial banks (including the Bond Trustee or any of its Affiliates) organized under the laws of the United States or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Economic Community having a combined capital and surplus of at least $250,000,000 and having long-term unsecured debt securities then rated "A" or better by S&P or "A-2" or better by Moody's (but at the time of investment not more than $25,000,000 may be invested in such certificates of deposit from one bank), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above, entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company), (f) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Bond Trustee) or (g) investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing for an Affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the following clauses having a rating of "A" or better by S&P or "A-2" or better by Moody's (including money market funds for which the Depositary Bank in its individual capacity or any of its Affiliates is investment manager or adviser); PROVIDED that with respect to amounts on deposit in the Trinidad Local Account, "Cash Equivalents" shall mean time deposits and certificates of deposit, with maturities of not more than three (3) months from the date of acquisition by such Person.

         "CASH FLOWS" shall mean all Project Revenues, Equity Cash Flows and Note Cash Flows.

         "CASH FLOW AVAILABLE FOR DEBT SERVICE" shall mean the sum of all Cash Flows less the sum of all Operating and Maintenance Expenses

         "CLOSING DATE"  shall mean the date of the making of the Trinidad Loan.

         "COLLATERAL" shall mean the Trinidad Collateral and all other collateral held by the Collateral Agent (or its designee) for the benefit of the Secured Parties.

         "COLLATERAL AGENT" shall mean The Bank of New York, its successors and assigns in its capacity as collateral agent under the Intercreditor Agreement and the other Finance Documents to which it is a party.

         "COMPANIES ACT" shall mean the Companies Act 1995, as amended, of the laws of the Republic.

         "DEBT SERVICE" shall mean, without duplication, all principal, interest, premium (if any) and other amounts due with respect to the Securities and all other Permitted Indebtedness.

         "DEBT SERVICE COVERAGE RATIO" shall mean for any period the ratio of
(i) Cash Flow Available for Debt Service for such period to (ii) the aggregate of all Debt Service due during such period.

         "DEBT SERVICE RESERVE ACCOUNT" shall mean the Debt Service Reserve Account established with the Depositary Bank pursuant to the terms of the Finance Documents.

         "DEBT TERMINATION DATE" shall mean the date on which all Finance Liabilities, other than contingent liabilities and obligations unasserted at such date, have been paid and satisfied in full and all Finance Commitments have been terminated.

         "DEBTOR RELIEF LAW" shall mean any applicable liquidation, dissolution, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, readjustment of debt or similar law affecting the rights or remedies of creditors generally, as in effect from time to time, including, without limitation, Title 11 of the United States Code.

         "DEPOSITARY BANK" shall mean The Bank of New York, as depositary bank under the Trinidad Depositary Agreement or any successor thereto pursuant to the terms thereof.

         "ENVIRONMENTAL CLAIM" shall mean any written complaint, order, citation, decree, demand, judgment or written notice actually received by the Trinidad Obligor from any Person relating to any matters of Environmental Law affecting or relating to any activity or operations at any time conducted by the Trinidad Obligor, including, without limitation:

         (a) the existence of any Environmentally Regulated Materials at the Trinidad Project site in violation of any Environmental Law;

         (b) the release or threatened release of any Environmentally Regulated Materials generated at the Trinidad Project site in violation of any Environmental Law;

         (c)      remediation of any such release of the Trinidad Project site;
                  and

         (d) any violation of any relevant Environmental Law in connection with the Trinidad Project site.

         "ENVIRONMENTAL LAWS" shall mean any and all Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (i) noise, emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Environmentally Regulated Materials, materials containing Environmentally Regulated Materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata; (ii) the use, treatment, storage, disposal, handling, manufacture, processing, distribution, transportation, or shipment of Environmentally Regulated Materials, materials containing Environmentally Regulated Materials or hazardous and/or toxic wastes, materials, products or by-products (or of equipment or apparatus containing Environmentally Regulated Materials); (iii) pollution or the protection of human health, the environment or natural resources; or (iv) zoning and land use.

         "ENVIRONMENTALLY REGULATED MATERIALS" shall mean (i) hazardous materials, hazardous wastes, hazardous substances, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar import, as used under Environmental Laws and local counterparts or equivalents; (ii) petroleum and petroleum products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste; and (vi) any substance that, whether by its nature or its use, is now or hereafter subject to regulation under any Environmental Law or with respect to which any Federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

         "EQUITY CASH FLOW" shall mean, with respect to any Trinidad Finance Party, the cash flow available to such Person from equity distributions made by any other Trinidad Finance Party other than such cash flows otherwise required to be used for Maintenance Expenses or Operating and Maintenance Expenses or otherwise pursuant to the Finance Documents or Trinidad Project Documents.

         "EVENT OF LOSS" shall mean any event of damage, destruction, condemnation, seizure or appropriation of all or any part of the Trinidad Project.

         "EXPROPRIATION PROCEEDS" shall mean all amounts and proceeds (including instruments) received in respect of any action to condemn, seize or appropriate all or any part of the Collateral or the Trinidad Project, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority.

         "FERC" shall mean the United States Federal Energy Regulatory Commission, or any successor thereto.

         "FINAL MATURITY DATE" shall mean October 30, 2007.

         "FINAL OFFERING CIRCULAR" shall mean the confidential offering circular of Funding Company, dated July 30, 1998, issued with respect to the Securities.

         "FINANCE COMMITMENT" shall mean the commitment pursuant to this Agreement to provide credit to the Trinidad Obligor.

         "FINANCE DOCUMENTS" shall mean, collectively, this Agreement, the Indenture, the Trinidad Project Loan Agreements, the Trinidad Guarantee, the Intercreditor Agreement, the Securities, the Trinidad Security Documents, and all other documents related to any of the foregoing or otherwise related to the issuance of the Securities.

         "FINANCE LIABILITIES" shall mean all Indebtedness, liabilities and obligations of the Trinidad Obligor (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Trinidad Guarantor (of whatsoever nature and howsoever evidenced) under or pursuant to this Agreement, to the extent arising on or prior to the Debt Termination Date, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to this Agreement; and also shall mean all interest owed to the Trinidad Guarantor and accrued following the commencement of a case (whether voluntary or involuntary) under any Debtor Relief Law with respect to the Trinidad Obligor; PROVIDED that for purposes of this Agreement, Subordinated Indebtedness among Trinidad Finance Parties shall not be deemed a Finance Liability.

         "FUNDING COMPANY" shall mean York Power Funding (Cayman) Limited, an exempted limited liability company incorporated and existing under the laws of the Cayman Islands.

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time.

         "GOVERNMENTAL APPROVALS" means all governmental approvals, authorizations, consents, decrees, licenses, permits, waivers, privileges, filings, or franchises with all Governmental Authorities.

         "GOVERNMENTAL AUTHORITY" means the government of any federal, state, municipal or other political subdivision in which the Trinidad Project is located (or of any other relevant jurisdiction as required herein), and any other government or political subdivision thereof exercising jurisdiction over the Trinidad Project or any party to any of the Trinidad Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

         "GUARANTEE OBLIGATION" shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness or similar obligation of any other Person.

         "HOLDER" shall mean, with respect to any Security, the Person in whose name such Security is registered.

         "INDEBTEDNESS" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (iii) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included as Indebtedness), (iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP and (v) all obligations of others of the type referred to in clause (i) through
(iv) above guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person.

         "INDENTURE" shall mean the Trust Indenture, dated as of the Closing Date, between Funding Company and the Bond Trustee.

         "INDENTURE EVENT OF DEFAULT" shall mean any event which constitutes an "Indenture Event if Default" pursuant to the terms of the Indenture.

         "INDEPENDENT ENGINEER" shall mean Stone & Webster Management Consultants, Inc., its successors and assigns or such other independent engineer as the Bond Trustee may engage who is reasonably acceptable to the Trinidad Guarantor.

         "INDEPENDENT INSURANCE CONSULTANT" shall mean Lockton Insurance, its successors and assigns or such other independent insurance consultant as the Bond Trustee may engage who is reasonably acceptable to the Trinidad Guarantor.

         "INSURANCE PROCEEDS" shall mean all proceeds in respect of any property insurance policy (other than proceeds of business interruption insurance or delayed opening insurance) covering the Trinidad Project.

         "INTERCREDITOR AGREEMENT" shall mean the Collateral Agency and Intercreditor Agreement, dated as of the Closing Date, among the Project Obligors, the Bond Trustee, the Collateral Agent, the Depositary Bank and Funding Company.

         "LIEN" shall mean any mortgage, charge, debenture, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Indebtedness of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

         "LOSS PROCEEDS" shall mean all Insurance Proceeds, Expropriation Proceeds or other amounts actually received on account of an event which causes all or a substantial portion of the Trinidad Project to be damaged, destroyed or rendered unfit for normal use.

         "MAINTENANCE EXPENSES" shall mean all expenditures of the Trinidad Obligor on regularly scheduled (or reasonably anticipated) maintenance of the Trinidad Project, respectively, in accordance with good utility practice and vendor and supplier requirements constitution major maintenance (including, without limitation, teardowns, overhauls, capital improvements, replacements and/or refurbishments of major components of the Trinidad Project).

         "MAINTENANCE RESERVE ACCOUNTS" shall mean the Trinidad Maintenance Reserve Account or any other maintenance reserve account established with the Depositary Bank pursuant to the Finance Documents.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the financial condition, results of operation, business or prospects of Funding Company or any Project Obligor, (ii) the validity or priority of the Liens on the Collateral, (iii) the ability of Funding Company to perform its material obligations under the Indenture, the Securities or any of the other Finance Documents, (iv) the ability of any Project Obligor to perform its material obligations under any Finance Document or (v) the ability of any Project Obligor to perform its material obligations under any Project Document.

         "MONTH" shall mean a calendar month.

         "MOODY'S" shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

         "NON-RECOURSE PERSON" shall have the meaning given to that term in
SECTION 6.10 (Limitation of Liability) of this Agreement.

         "NOTE CASH FLOW" shall mean, with respect to the Trinidad Guarantor, the cash flow available from repayments, whether scheduled or otherwise on the Trinidad Loan.

         "OFFICER'S CERTIFICATE" shall mean, with respect to any Person, a certificate executed by an Authorized Representative of such Person.

         "OPERATING BUDGET" shall mean a budget of Operating and Maintenance Expenses, and a long-term maintenance program with respect to the Trinidad Project for any given fiscal year, or part thereof, and prepared on the basis of estimated requirements, showing such costs by category for such fiscal year.

         "OPERATING AND MAINTENANCE EXPENSES" shall mean all amounts disbursed by or on behalf of a Project Obligor for operation, maintenance, repair, or improvement of the applicable Project, including, without limitation, premiums on insurance policies, property and other Taxes, and payments under the relevant operating and maintenance agreements, leases, royalty and other land use agreements, and any other payments required under the applicable Transaction Documents; PROVIDED that "Operating and Maintenance Expenses" shall exclude all maintenance and other capital expenditures funded from the Maintenance Reserve Accounts.

         "OPINION OF COUNSEL" shall mean a written opinion of counsel for any Person either expressly referred to herein or otherwise satisfactory to the Trinidad Guarantor.

         "PAY-OFF DATE" shall have the meaning given to that term in SECTION 5.3(b) of this Agreement.

         "PERMITTED CONTRACT BUY-OUT" shall mean a Power Contract Buy-Out with respect to the Trinidad Project which satisfies the following conditions: (i) the Trinidad Obligor delivers an Officer's Certificate to the Bond Trustee certifying that such Power Contract Buy-Out will not result in a Material Adverse Effect nor will it materially adversely affect the Trinidad Project throughout the life of the Trinidad PPA, (ii) each Rating Agency then rating the Securities provides written confirmation to the Bond Trustee that such Power Contract Buy-Out will not result in a Ratings Downgrade and (iii) the Independent Engineer certifies to the Bond Trustee that the minimum and average Projected Debt Service Coverage Ratio for both (x) the next four consecutive fiscal quarters, commencing with the fiscal quarter in which such Power Contract Buy-Out occurs, taken as one annual period and (y) each fiscal year through the Final Maturity Date, will not be less than 1.5 to 1.0 to 1.55 to 1.0, respectively.

         "PERMITTED INDEBTEDNESS" shall mean any Indebtedness permitted to be incurred by Funding Company, any Trinidad Finance Party or any other Person pursuant to the terms of the Finance Documents.

         "PERMITTED LIENS" shall mean any Lien permitted to be created or suffered by Funding Company, any Trinidad Finance Party or any other Person pursuant to the terms of the Finance Documents.

         "PERSON" shall mean any individual, sole proprietorship, corporation, partnership, limited partnership, joint venture, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity; whenever organized.

         "PHASE I ENVIRONMENTAL ASSESSMENT" shall mean an initial investigation of the site conditions of the Trinidad Project prepared by a U.S. nationally recognized environmental consultant and a report detailing the results thereof.

         "POWER CONTRACT BUY-OUT" shall mean any cash payment by an electricity purchaser or steam purchaser, the effect of which is to result in the termination or cancellation of, reduce future payments under, or change the term of, the electricity contract between such purchaser and the Trinidad Obligor.

         "PRELIMINARY OFFERING CIRCULAR" shall mean the preliminary confidential offering circular of Funding Company, dated July 2, 1998, issued with respect to the Securities.

         "PROJECT" shall mean the Trinidad Project or any other independent power project owned or operated, either directly or indirectly, by a U.S. Guarantor.

         "PROJECT DOCUMENTS" shall mean any Trinidad Project Document or other documents and agreements related to the construction, ownership and operations of the other Projects.


         "PROJECT OBLIGORS" shall mean the Trinidad Finance Parties and the U.S. Guarantors.

         "PROJECT REVENUES" shall mean the net revenues or net income calculated on a cash basis and recognized pursuant to the terms of the relevant Trinidad Project Documents, including, without limitation, proceeds of any Power Contract Buy-Out not required to be used to prepay the Trinidad Loan, the proceeds of any draws with respect to any working capital facility and refunds or returns of any amounts previously paid for Operation and Maintenance Expenses; PROVIDED that for purposes of calculating any Debt Service Coverage Ratio, "Project Revenues" shall not include draws with respect to any working capital facility draws, from the Trinidad Maintenance Reserve Account or any proceeds of any Power Contract Buy-Out.

         "PROJECTED DEBT SERVICE COVERAGE RATIO" shall mean for any period, on any date of determination, a projection of the Debt Service Coverage Ratio for the applicable time period.

         "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

         "RATINGS" shall mean the credit ratings assigned to the Securities by the Rating Agencies.

         "RATING AGENCY" shall mean either of Moody's or S&P or if either shall cease to rate securities of the type equivalent to the Securities, another nationally recognized rating agency.

         "RATINGS DOWNGRADE" shall mean a lowering or withdrawal by a Rating Agency of the then current Ratings of the Securities.

         "RESTRICTED PAYMENT" shall mean, with respect to any Person, (a) the declaration or payment of distributions, dividends or any other payment made in cash, property, obligations or other securities, (b) any payment of the principal of or interest on any Subordinated Indebtedness or (c) the making of any loans or advances to any Affiliate (other than Permitted Indebtedness); in each case from cash, investments, securities or other funds from time to time in the Trinidad Distribution Account.

         "REPUBLIC"  shall mean the Republic of Trinidad and Tobago.

         "S&P" shall mean Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc., its successors and assigns.

         "SECURED OBLIGATIONS" shall have the meaning set forth in the Trinidad Mortgage Debenture.

         "SECURED PARTIES" shall mean, collectively, the Bond Trustee, the Collateral Agent, the Depositary Bank, the Holders and, with respect to the Trinidad Project Loan, Funding Company, and, with respect to the Trinidad Loan, the Trinidad Guarantor, and any holder of senior indebtedness other than the Securities or the Trinidad Project Loan and any other Person that becomes a secured party under any Finance Document.

         "SECURITY" or "SECURITIES" shall mean any securities issued pursuant to the Indenture or any supplement thereto.

         "SPONSOR" shall mean York Research Corporation, a Delaware corporation.

         "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of a Trinidad Finance Party to another Trinidad Finance Party which by its terms is incurred for the sole purpose of permitting such Trinidad Finance Party to distribute all its cash flow to another Trinidad Finance Party in order to make payments on the Trinidad Project Loan or the Trinidad Loan and which is unsecured, unassignable, subordinated to the Secured Obligations and all other unsubordinated Indebtedness of such Trinidad Finance Party, payable only from distributions permitted in accordance with the Trinidad Depositary Agreement and contains other subordination provisions substantially in the form of EXHIBIT B hereto.

         "SUBSIDIARY" shall mean, as to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest at the time.

         "SUBSTANTIAL COMPLETION" shall mean substantial completion and commercial operation of the Trinidad Project as evidenced by the delivery to the Bond Trustee of an Officer's Certificate from an Authorized Officer of the Trinidad Obligor and the Independent Engineer substantially in the form of EXHIBIT A hereto.

         "T&TEC"  shall mean the Trinidad and Tobago Electricity Commission.

         "TAX" and "TAXES" shall include all taxes, including without limitation, income, windfall, profits, gains, franchise, gross receipts, transfer, license, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

         "TAX RETURNS" shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Governmental Authority relating to Taxes.

         "TRANSACTION DOCUMENTS" shall mean, individually and collectively, the Finance Documents and the Project Documents.

         "TRINIDAD CAYMAN PARENT" shall mean York Holdings (Caymans) LLC, a limited liability company incorporated under the laws of the Cayman Islands.

         "TRINIDAD CHARGE AND SECURITY AGREEMENT" shall mean the Charge and Security Agreement, dated as of the Closing Date, among the Trinidad Guarantor, Ernst & Young Trust Corporation, the Trinidad Obligor and the Collateral Agent.

         "TRINIDAD CHARGE AND SECURITY AGREEMENT COLLATERAL" shall have the meaning given to that term in SECTION 2.1 of the Trinidad Charge and Security Agreement.

         "TRINIDAD COLLATERAL" shall mean (i) the Trinidad Security Agreement Collateral, (ii) the Trinidad Charge and Security Agreement Collateral, (ii) a pledge of the equity interest in each of the Trinidad Cayman Parent, the Trinidad Project Borrower and the Trinidad Guarantor and (iii) any other collateral set forth in the Trinidad Security Documents.

         "TRINIDAD COMPLETION CERTIFICATE" shall have the meaning given to that term in EXHIBIT A hereto.

         "TRINIDAD CPI" shall mean the Index of Real Prices, commonly referred to as the "consumer price index," published by the Central Statistical Office, a department of the Ministry of Finance or any successor to the Ministry of Finance of the Republic.

         "TRINIDAD DEFAULT" shall mean an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become a Trinidad Event of Default.

         "TRINIDAD DEPOSITARY ACCOUNTS" shall have the meaning given to that term in SECTION 2.2 of the Trinidad Depositary Agreement.

         "TRINIDAD DEPOSITARY AGREEMENT" shall mean the Trinidad Deposit and Disbursement Agreement, dated as of the Closing Date, among Funding Company, the Trinidad Project Borrower, the Trinidad Guarantor, the Trinidad Obligor, the Collateral Agent and the Depositary Bank.

         "TRINIDAD DISTRIBUTION ACCOUNT" shall mean the Trinidad Distribution Account established with the Depositary Bank pursuant to the terms of the Trinidad Depositary Agreement.

         "TRINIDAD EES CONTRACT" shall mean the Engineering and Equipment Supply Contract, dated as of June 26, 1998 between the Trinidad Obligor and Duke/Fluor Daniel International.

         "TRINIDAD EVENT OF DEFAULT" shall have the meaning given to that term in SECTION 5.1 (Event of Default Defined) of this Agreement.

         "TRINIDAD FINANCE PARTIES" shall mean the Trinidad Project Borrower, the Trinidad Guarantor and the Trinidad Obligor.

         "TRINIDAD GOVERNMENT AGREEMENT" shall mean the Government Agreement, dated as of February 12, 1998 between the Government of the Republic and the Trinidad Obligor.

         "TRINIDAD GUARANTEE" shall mean the Guarantee, dated as of the Closing Date, between the Trinidad Guarantor, the Bond Trustee and the Collateral Agent for the benefit of Funding Company.

         "TRINIDAD GUARANTOR" shall mean York Holdings (Barbados) SRL, a Barbados society with restricted liability.

         "TRINIDAD LOAN" shall have the meaning given to that term in
SECTION 2.1 hereof.

         "TRINIDAD MAINTENANCE RESERVE ACCOUNT" shall mean the Trinidad Maintenance Reserve Account established with the Depositary Bank pursuant to the terms of the Trinidad Depositary Agreement.

         "TRINIDAD MORTGAGE DEBENTURE" shall mean the Mortgage Debenture, dated as of the Closing Date, between the Trinidad Obligor and the Collateral Agent.

         "TRINIDAD PERMITTED PROJECT INDEBTEDNESS" shall have the meaning given to that term in SECTION 4.15 (Indebtedness) hereof.

         "TRINIDAD PERMITTED PROJECT LIEN" shall have the meaning given to that term in SECTION 4.16 (Permitted Liens) hereof.

         "TRINIDAD PLEDGE AGREEMENT" shall mean each of (i) the Pledge Agreement, dated as of the Closing Date, between the Trinidad U.S. Parent and the Collateral Agent for the benefit of the Secured Parties with respect to the equity interests in the Trinidad Cayman Parent, (ii) the Pledge Agreement, dated as of the Closing Date, between the Trinidad Cayman Parent and the Collateral Agent for the benefit of the Secured Parties with respect to the equity interests in the Trinidad Project Borrower and (iii) the Pledge Agreement, dated as of the Closing Date, between the Trinidad Project Borrower and the Collateral Agent for the benefit of the Secured Parties with respect to the equity interests in the Trinidad Guarantor.

         "TRINIDAD PPA" shall mean the License Agreement and Agreement for Sale and Purchase of Power, dated as of January 12, 1998, between the Trinidad Obligor and T&TEC, including all amendments, supplements and modifications thereto.

         "TRINIDAD PROJECT" shall mean the 215 MW natural gas-fired combustion turbine electric generation facility to be constructed in the Republic and owned by the Trinidad Obligor.

         "TRINIDAD PROJECT DOCUMENTS" shall mean the Trinidad PPA, the Trinidad Government Agreement, the Trinidad EES Contract, the Trinidad Turnkey Construction Contract, all third party consents related to any other Trinidad Project Document and all other energy sales and power contracts, steam supply agreements, water supply agreements, construction contracts, operation and maintenance agreement, leases, sub-leases, licences, insurance policies and fuel supply agreements related to the Trinidad Project.

         "TRINIDAD PROJECT BORROWER" shall mean York Ex International SRL, a Barbados exempt society with restricted liability.

         "TRINIDAD PROJECT LOAN" shall mean the loan from Funding Company to the Trinidad Project Borrower pursuant to the Trinidad Project Loan Agreement.

         "TRINIDAD PROJECT LOAN AGREEMENT" shall mean the Trinidad Project Loan Agreement, dated as of the Closing Date, between Funding Company and the Trinidad Project Borrower.

         "TRINIDAD PROJECT NOTE" shall mean the promissory note or notes issued by the Trinidad Project Borrower in favor of the Funding Company under the Trinidad Project Loan Agreement.

         "TRINIDAD PROJECT NOTE PLEDGE AGREEMENT" shall mean the Note Pledge Agreement, dated as of the Closing Date, between Funding Company and the Collateral Agent.

         "TRINIDAD REVENUE ACCOUNT" shall mean the Trinidad Revenue Account established with the Depositary Bank pursuant to the terms of the Trinidad Depositary Agreement.

         "TRINIDAD SECURITY AGREEMENT" shall mean (i) the Assignment and Security Agreement, dated as of the Closing Date, between the Trinidad Project Borrower and the Collateral Agent and (ii) the Assignment and Security Agreement, dated of the Closing Date, between the Trinidad Obligor and the Collateral Agent.

         "TRINIDAD SECURITY AGREEMENT COLLATERAL" shall have the meaning given to that term in SECTION 2.1 of the Trinidad Security Agreements.

         "TRINIDAD SECURITY DOCUMENTS" shall mean the Trinidad Security Agreements, the Trinidad Pledge Agreements, the Trinidad Charge and Security Agreement, the Trinidad Mortgage Debenture, the Trinidad Project Note Pledge Agreement and all other security documents securing the obligations of the Trinidad Finance Parties under the Trinidad Guarantee, the Trinidad Project Note and the Trinidad Loan.

         "TRINIDAD TURNKEY CONSTRUCTION CONTRACT" shall mean the Turnkey Construction Contract, dated as of June 26, 1998, between the Trinidad Obligor and Duke/Fluor Daniel International.

         "TRINIDAD U.S. PARENT" shall mean York T&T Holding, Inc., a Delaware corporation.

         "UNAUDITED FINANCIAL STATEMENTS" shall mean, for any Person, with respect to any fiscal period, the unaudited balance sheet of such Person as of the last day of such fiscal period, the related statements of income and cash flows for such period and (in the case of any period which does not terminate on the last day of a fiscal year) for the portion of the fiscal year ending with the last day of such period, setting forth, in each case, in comparative form, corresponding unaudited figures from the preceding fiscal year.

         "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

         "U.S. GUARANTORS" shall mean, individually and collectively, Brooklyn Navy Yard Power, LLC, Warbasse Power I, LLC, Warbasse Power II, LLC and New World Power Texas Renewable Energy Limited Partnership.

         Section 1.2 PRINCIPLES OF CONSTRUCTION. (a) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (b) all references in this Agreement to designated "Articles," "Sections," "Exhibits", and other subdivisions are to the designated Articles, Sections, Exhibits and other subdivisions of this Agreement;

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

         (d) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement and the other Finance Documents and including any agreement, contract or document in substitution or replacement of any of the foregoing;

         (e) unless the context clearly intends the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other; and

         (f) any reference to any Person shall include its successors and assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities.


                                    ARTICLE 2
                        DESCRIPTION OF THE TRINIDAD LOAN

         Section 2.1 ACKNOWLEDGMENTS OF THE TRINIDAD OBLIGOR; TRINIDAD LOAN. The Trinidad Obligor and the Trinidad Guarantor hereby acknowledge and agree that:

         (a) pursuant to this Agreement, the Trinidad Guarantor does hereby lend to the Trinidad Obligor and the Trinidad Obligor does hereby borrow from the Trinidad Guarantor funds in the aggregate principal amount of One Hundred Million United States Dollars (U.S.$100,000,000) (the "TRINIDAD LOAN"); and

         (b) proceeds from the issuance and sale of any Additional Securities that are received by the Trinidad Guarantor must be loaned to the Trinidad Obligor by the Trinidad Guarantor, pursuant to an amendment, supplemental agreement to this Agreement or other appropriate documentation containing substantially identical terms to the terms hereof, and the outstanding principal balance of the Trinidad Loan shall be increased by the amount of such proceeds and the Trinidad Loan shall include the loan to the Trinidad Obligor of such proceeds.

         Section 2.2 TERM OF THIS AGREEMENT. This Agreement shall remain in full force and effect from the date hereof until the payment in full of all amounts due under this Agreement.

         Section 2.3 INTEREST. No interest shall be paid hereunder until eight
(8) years following the Production Day (as defined in the Trinidad PPA) of the Trinidad Project at which time interest hereunder shall be paid in arrears on each April 30 and October 30, commencing October 30, 2007, until all principal hereunder is paid in full. Interest hereunder shall be computed (a) on the basis of a three hundred sixty (360) day year, consisting of twelve (12) thirty (30) day months, and (b) at the applicable rates PER ANNUM specified on SCHEDULE I.

         Section 2.4  PRINCIPAL.

         (a) REGULAR REPAYMENT. The Trinidad Obligor shall repay to the Trinidad Guarantor the aggregate principal sum of U.S. $100,000,000 in the installments on the dates and at the times set forth on SCHEDULE I (as the same may be modified (i) pursuant to the terms of the other Finance Documents, (ii) to reflect any prepayments made pursuant to clause (b) of this SECTION 2.4 and
(iii) to reflect increases in the aggregate principal amount of the Trinidad Loan pursuant to SECTION 2.1(b)).

         (b) PREPAYMENT. The Trinidad Obligor shall prepay the Trinidad Loan in such amounts and at such times as may be appropriate to permit the Trinidad Guarantor to provide funds to the Trinidad Project Borrower to prepay the Trinidad Project Loan pursuant to SECTION 2.4(b) (Prepayment) of the Trinidad Project Loan Agreement or as otherwise may be required by the Trinidad Guarantor in its sole discretion, to the extent of all Cash Flows received by the Trinidad Obligor. The Trinidad Obligor shall, on a monthly basis, transfer all available Cash Flow to the Trinidad Guarantor. All payments made pursuant to this SECTION 2.4(b) shall be reconciled as follows: amounts shall be treated as dividends to the extent permitted by the Companies Act with the remainder in the form of prepayment of Indebtedness.

         (c) The Trinidad Obligor shall prepay the Trinidad Loan in such amounts and at such times as may be appropriate to permit the Trinidad Guarantor to provide funds to the Trinidad Project Borrower to prepay the Trinidad Project Loan pursuant to SECTION 2.4(c) of the Trinidad Project Loan Agreement.

         Section 2.5 OBLIGATIONS OF THE TRINIDAD OBLIGOR HEREUNDER UNCONDITIONAL. The obligation of the Trinidad Obligor to make the payments required in SECTION 2.3 (Interest), SECTION 2.4 (Principal) and SECTION 4.29 (Taxation) shall be absolute and unconditional and the Trinidad Obligor shall not discontinue such payments for any reason, including, without limitation, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction from the Trinidad Project, including commercial frustration of purpose, or change in Applicable Law. The Trinidad Obligor may, however, at its own cost and expense and in its own name or in the name of the Trinidad Guarantor, prosecute or defend any action or proceeding or take any other action involving third Persons which the Trinidad Obligor deems reasonably necessary in order to secure or protect its right of possession, occupancy and use of the Trinidad Project.

         Section 2.6 GENERAL TERMS OF PAYMENT. (a) All sums payable to the Trinidad Guarantor hereunder shall be paid in accordance with the Trinidad Depositary Agreement.

         (b) Whenever any payment hereunder shall be due, or any calculation shall be made, on a day which is not a Business Day, the date for payment or calculation, as the case may be, shall be extended to the next Business Day, and any interest on any payment shall be payable for such extended time at the rate set forth therefor.

         (c) If no due date is specified for the payment of any amount payable by the Trinidad Obligor hereunder, such amount shall be due and payable not later than ten (10) days after receipt by the Trinidad Obligor of a written demand from the Trinidad Guarantor for payment thereof.

         Section 2.7 SECURITY. The Trinidad Obligor shall execute the Trinidad Mortgage Debenture, the applicable Trinidad Security Agreement, the Trinidad Pledge and Security Agreement and all required documents related thereto in favor of the Collateral Agent, as trustee for and on behalf of the Trinidad Guarantor, to secure all sums due pursuant to this Agreement, by way of collateral and/or additional security to that created by this Agreement. Notwithstanding anything to the contrary herein or in any Trinidad Security Document, the Trinidad Collateral, or any portion thereof, shall in no event be used to secure the Securities or any obligation of any U.S. Guarantor.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         The Trinidad Obligor makes the following representations and warranties to the Trinidad Guarantor, which representations and warranties shall survive the execution and delivery of this Agreement:

         Section 3.1 ORGANIZATION, POWER AND STATUS OF THE TRINIDAD OBLIGOR. The Trinidad Obligor (i) is a limited liability company duly organized and validly existing under the laws of the Republic, and (ii) has all requisite power and authority to own the property and assets owned by it and to lease the properties leased by it and to carry on its business as now being conducted and as proposed to be conducted.

         Section 3.2 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Trinidad Obligor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which the Trinidad Obligor is a party.

         (b) The Trinidad Obligor has taken all necessary and proper action to authorize the execution, delivery and performance by it of this Agreement and each other Transaction Document to which the Trinidad Obligor is a party. The execution, delivery and performance of this Agreement and each other Transaction Document to which the Trinidad Obligor is a party does not require the approval or consent of any holder or trustee of any Indebtedness or other obligations of the Trinidad Obligor which has not been obtained.

         (c) This Agreement and each other Transaction Document to which the Trinidad Obligor is a party has been duly executed and delivered by the Trinidad Obligor and constitute legal, valid and binding obligations of the Trinidad Obligor, enforceable against the Trinidad Obligor in accordance with the terms hereof and thereof, except as the enforceability hereof and thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws (including any Debtor Relief Law) affecting the enforcement of creditors' rights generally and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

         Section 3.3 NO CONFLICT. Neither the execution, delivery and performance of this Agreement or any other Transaction Document to which the Trinidad Obligor is a party nor the consummation of any of the transactions contemplated hereby or thereby (a) contravenes or violates any provision of any Applicable Law to which the Trinidad Obligor or any of its assets is subject,
(b) conflicts with or violates any provision of any formation document of the Trinidad Obligor or (c) conflicts with or violates, will result in a breach of any of the terms, covenants, conditions or provisions of, constitutes a default under, or results in the acceleration of Indebtedness evidenced by, any agreement or instrument to which the Trinidad Obligor is a party or by which it or any of its properties or assets is bound or to which it may be subject, except, in the case of clauses (a) or (c) immediately above, any such conflict, violation, breach, default or acceleration which could not reasonably be expected to result in a Material Adverse Effect, or (d) results in the creation or imposition of (or the obligation to create or impose) any Lien (other than Trinidad Permitted Project Liens) upon any of the properties or assets of the Trinidad Obligor.

         Section 3.4 COMPLIANCE WITH APPLICABLE LAW. The Trinidad Obligor has been and is currently in compliance with all Applicable Laws to which it or any of its assets is subject, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.5 LITIGATION. There are no claims, actions, suits, investigations or proceedings at law or in equity (including any Environmental Claims) or by or before any arbitrator or Governmental Authority now pending against the Trinidad Obligor or, to the best knowledge of the Trinidad Obligor, threatened against the Trinidad Obligor or any properties, assets or rights of the Trinidad Obligor that could reasonably be expected to result in a Material Adverse Effect.

         Section 3.6 ENVIRONMENTAL MATTERS. The Trinidad Obligor has been and is currently in compliance with all applicable Environmental Laws except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Trinidad Obligor, the Trinidad Project is in compliance with all applicable Environmental Laws and there are no existing facts, circumstances or conditions which could under any existing applicable Environmental Law, individually or in the aggregate with all other circumstances and conditions, reasonably be expected to result in a Material Adverse Effect.

         Section 3.7 BUSINESS OF THE TRINIDAD OBLIGOR. Except as otherwise permitted in this Agreement and the other Finance Documents, the Trinidad Obligor is not engaged in any business other than the ownership, development, construction, start-up, operation, maintenance and financing of the Trinidad Project and transactions related thereto.

         Section 3.8 VALID TITLE. The Trinidad Obligor is the legal and beneficial owner or lessee of, with good, legal and valid title to, all its properties and assets free and clear of all Liens other than Trinidad Permitted Project Liens.

         Section 3.9 SECURITY INTERESTS. (a) The Trinidad Mortgage Debenture and the other Trinidad Security Documents to which the Trinidad Obligor is a party, upon execution and delivery by the parties thereto, will create valid, and, when financing statements (or the equivalent) in appropriate form are filed in the recording offices specified therein, perfected, first priority Liens, subject to Permitted Liens, in all of the Trinidad Collateral in favor of the Collateral Agent for the benefit of the Trinidad Guarantor and the Secured Parties, respectively.

         (b) No mortgage or financing statement or other instrument or recordation executed or authorized to be filed by the Trinidad Obligor, or, to the Trinidad Obligor's best knowledge, by any other Person covering all or any part of the property or assets of the Trinidad Obligor (including the Trinidad Collateral) is on file in any recording office, except such as relate to Trinidad Permitted Project Liens.

         Section 3.10 UTILITY REGULATION. The Trinidad Obligor is not subject to regulation by any Governmental Authority under PUHCA as a "holding company," a "public utility company" or an "affiliate" or a "subsidiary company" of a "holding company."

         Section 3.11 INVESTMENT COMPANY ACT. The Trinidad Obligor is not, and following the incurrence of the obligations hereunder will not be, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended from time to time.

         Section 3.12 NO DEFAULTS. (a) No Trinidad Default or Trinidad Event of Default has occurred and is continuing.

         (b) The Trinidad Obligor is not in default under any Trinidad Project Document or any other Transaction Document to which the Trinidad Obligor is a party except for defaults which could not reasonably be expected to result in a Material Adverse Effect.

         (c) To the best knowledge of the Trinidad Obligor, no default exists by any other party to any Trinidad Project Document or any other contract related to the Trinidad Project and no event of force majeure exists under any Trinidad Project Document except for defaults which, in either case, could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.13 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained by, in the name of or on behalf of the Trinidad Obligor or, to the knowledge of the Trinidad Obligor, any other party to any Trinidad Project Document or other Finance Document in connection with (a) the incurrence of the obligations hereunder or (b) the execution, delivery and performance by the Trinidad Obligor or any other party to any Trinidad Project Document or other Finance Document of the Trinidad Project Document or other Finance Document have been duly obtained and are in full force and effect other than, in each case, those Governmental Approvals which the failure to so obtain could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.14 MARGIN STOCK. The Trinidad Obligor is not engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purposes of purchasing or carrying any "margin stock" (as defined in Regulation, T, U or X of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Trinidad Loan will be used for "purchasing" or "carrying" (as defined in Regulation, T, U or X of the Board of Governors of the Federal Reserve System) any margin stock or for extending credit to others for the purpose of purchasing or carrying any margin stock, or for any purpose which would violate, or cause a violation of, Regulation, T, U or X of the Board of Governors of the Federal Reserve System.

         Section 3.15 TAXES. The Trinidad Obligor has filed or caused to be filed all Tax Returns required by Applicable Law to be filed by it, and has paid all Taxes shown to be due and payable by it on such Tax Returns or any assessments made against it or any of its properties and all other Taxes, fees or other charges imposed on it by any Governmental Authority other than Taxes, fees, assessments or other charges which are not delinquent and remain payable without penalty or which the Trinidad Obligor is contesting in good faith and for which the Trinidad Obligor is maintaining adequate reserves (to the extent required by GAAP) in connection therewith.

         Section 3.16 OWNERSHIP OF THE TRINIDAD OBLIGOR. As of the date of this Agreement, the Trinidad Guarantor and Ernst & Young Trust Corporation are the sole shareholders of the Trinidad Obligor.

         Section 3.17 DISCLOSURE. Each of the Preliminary Offering Circular and the Final Offering Circular as of its date did not, and the Final Offering Circular (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact with respect to the Trinidad Obligor or omit to state a material fact necessary to make the statements made therein with respect to the Trinidad Obligor, in light of the circumstances under which they were made, not misleading.

         Section 3.18 REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Trinidad Obligor and each of its Affiliates, and to its knowledge, each other party in any Transaction Document are true and correct, except to the extent such misrepresentation could not reasonably be expected to have a Material Adverse Effect.

         Section 3.19 USE OF PROCEEDS. All proceeds of the Trinidad Loan will be used in accordance with this Agreement and for no other use.

         Section 3.20 TRINIDAD PROJECT DOCUMENTS. The Collateral Agent has received a complete copy of each Trinidad Project Document then in effect (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any).

         Section 3.21 TRINIDAD PROJECT. To the best of the Trinidad Obligor's knowledge, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or intended to be granted to the Trinidad Obligor pursuant to the terms of the Trinidad Project Documents and Governmental Approvals provide or will provide the Trinidad Obligor with the necessary rights and property interest to enable the Trinidad Obligor to obtain the necessary services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of the Trinidad Project, including the Trinidad Obligor's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Trinidad Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business.

                                    ARTICLE 4
                COVENANTS AND AGREEMENTS OF THE TRINIDAD OBLIGOR

         The Trinidad Obligor hereby covenants and agrees that from the date of this Agreement, it shall faithfully observe and fulfill, and shall cause to be faithfully observed and fulfilled, each and all of the following covenants until the Debt Termination Date:

         Section 4.1 PAYMENT OF PRINCIPAL OF AND INTEREST ON THE TRINIDAD LOAN; OTHER PAYMENTS. (a) The Trinidad Obligor shall promptly pay or cause to be paid the principal of and interest on the Trinidad Loan according to the terms hereof.

         (b) The Trinidad Obligor shall make payments to the Trinidad Guarantor in such amounts and at such times as may be appropriate to permit the Trinidad Guarantor, directly or indirectly, to make all necessary payments in connection with the repayment of the Trinidad Loan and related transactions.

         Section 4.2 REPORTING REQUIREMENTS. The Trinidad Obligor shall furnish or cause to be furnished to the Trinidad Guarantor:

         (a) as soon as available and in any event within sixty (60) days after the end of the first three (3) quarterly accounting periods in each fiscal year of the Trinidad Obligor (commencing with the quarter ending August 31, 1998) and, with respect to item (iii) herein, the final quarter of each fiscal year, Unaudited Financial Statements of the Trinidad Obligor, accompanied by an Officer's Certificate of the Trinidad Obligor confirming (i) that such Unaudited Financial Statements fairly present the financial condition and results of operations of the Trinidad Obligor on the dates and for the periods indicated in accordance with GAAP (other than with respect to the notes and other normally recurring year-end adjustments), (ii) that no Trinidad Default has occurred and no Trinidad Event of Default has occurred and is continuing, or, if such event has occurred, describing the nature thereof and (iii) the Debt Service Coverage Ratios for the current quarter and the historical three (3) quarters and the final quarter of such fiscal year together with a reconciliation of each quarterly Debt Service Coverage Ratio to the annual Debt Service Coverage Ratio;

         (b) as soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of the Trinidad Obligor (commencing with the fiscal year ending February 28, 1999), Annual Audited Consolidated Financial Statements, accompanied by an audit opinion thereon by the Auditors, which opinion shall state that (i) the financial statements of the Trinidad Finance Parties present fairly, in all material respects, the financial position, results of operations and cash flows of the Trinidad Finance Parties at the end of, and for, such fiscal year in accordance with GAAP, (ii) nothing has come to their attention that any Trinidad Default or Trinidad Event of Default, as they relate to accounting matters, has occurred and is continuing, or, if such event has occurred, describing the nature thereof and (iii) the annual Debt Service Coverage Ratio for such fiscal year.

         (c) promptly and in any event within five (5) days after an Authorized Officer of the Trinidad Obligor obtains actual knowledge of any Trinidad Default or Trinidad Event of Default, a written notice describing such Trinidad Default or Trinidad Event of Default and any action being or proposed to be taken with respect thereto;

         (d) all other information reasonably requested by the Trinidad
Guarantor;

         (e) written notice of any event or condition that could reasonably be expected to result in a Material Adverse Effect;

         (f) notice of any litigation, pending or threatened, against the Trinidad Obligor of which it has actual knowledge which could reasonably be expected to result in a Material Adverse Effect;

         (g) all reports related to environmental matters in respect of the Trinidad Project;

         (h) copies of all material notices delivered in connection with any Trinidad Project Document or otherwise in connection with the Trinidad Project;

         (i) copies of all construction schedules, construction budgets and Operating Budgets which are approved by the Independent Engineer (together, periodically, with evidence of compliance therewith), copies of all bi-monthly reports issued by the Independent Engineer prior to Substantial Completion of the Trinidad Project and each annual report thereafter and monthly operating reports from the Trinidad Obligor; and

         (j) copies of all change orders and any document or written notice from the construction contractor requesting or recommending the initiation of a change order and any other notice, including, without limitation, notices with respect to the occurrence of a force majeure event (or event of similar effect) under any Trinidad Project Document which may result in a material increase in project costs.

         Section 4.3 MAINTENANCE OF EXISTENCE. The Trinidad Obligor shall at all times preserve and maintain in full force and effect (a) its existence as a limited liability company incorporated under the laws of the Republic and shall continue its existence as a limited liability company on or before April 14, 1999 under the Companies Act and (b) all of its powers, rights, privileges and franchises necessary for the transaction of its business as conducted or proposed to be conducted except, in the case of this clause (b) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.4 COMPLIANCE WITH LAWS. The Trinidad Obligor shall comply with all Applicable Laws (including Environmental Laws), except where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.5 GOVERNMENTAL APPROVALS; TITLE. (a) The Trinidad Obligor shall obtain in a timely manner, maintain in full force and effect (or where appropriate, renew) and comply with all Governmental Approvals (including, without limitation, those required under Environmental Laws) required at any time or advisable (i) in connection with the construction, maintenance, ownership and good and orderly operation of the Trinidad Project, as currently conducted and as proposed to be conducted pursuant to the terms of the Trinidad Project Documents, (ii) for the Trinidad Project to produce, sell and deliver electricity in accordance with and as contemplated by the Trinidad Project Documents and (iii) to execute and deliver the Trinidad Project Documents and the Finance Documents to which it is a party and to perform its obligations thereunder, unless in each case the failure to so obtain, maintain or comply with such Governmental Approvals could not reasonably be expected to result in a Material Adverse Effect.

         (b) The Trinidad Obligor shall preserve and maintain good, valid and, where applicable, marketable title to all of its properties and assets subject to no Liens other than Trinidad Permitted Project Liens except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 4.6 EXERCISE OF RIGHTS AND PERFORMANCE UNDER TRANSACTION DOCUMENTS. (a) The Trinidad Obligor shall exercise all of its rights under any Trinidad Project Document or Finance Document to which it is party unless failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         (b) The Trinidad Obligor shall take all reasonable action within its control required to ensure that each Trinidad Project Document or Finance Document to which it is a party is in proper legal form under the respective governing laws selected for such Trinidad Project Document or Finance Document for the enforcement thereof in such jurisdictions without further action on the part of the Trinidad Guarantor or the Collateral Agent.

         (c) The Trinidad Obligor shall perform all of its covenants and obligations under each Trinidad Project Document or Finance Document to which it is a party and shall take all necessary action to prevent the termination or cancellation of any Trinidad Project Document or Finance Document to which it is a party except where such nonperformance or nonobservance, or the result of such termination or cancellation, could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.7 ADDITIONAL DOCUMENTS; FILINGS AND RECORDINGS. (a) The Trinidad Obligor shall execute and deliver, from time to time as reasonably requested by the Trinidad Guarantor or the Collateral Agent, at the Trinidad Obligor's expense, such documents in connection with the rights and remedies of the Secured Parties granted or provided for by this Agreement or the other Trinidad Project Document or Finance Documents to which the Trinidad Obligor is a party and to consummate the transactions contemplated therein.

         (b) The Trinidad Obligor shall, at its own expense, take all reasonable actions necessary to establish, maintain, protect, perfect and continue the perfection and priority of the Liens created by the Trinidad Security Documents to which it is a party and to protect and enforce its rights and title and the rights and title of the Secured Parties to the Trinidad Collateral in such manner and in such places as in the opinion of counsel to the Trinidad Guarantor or the Collateral Agent are required by Applicable Law in order to fully preserve and protect the rights of the Trinidad Guarantor and the Collateral Agent thereunder, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 4.8 PAYMENT OF TAXES AND CLAIMS. The Trinidad Obligor shall, prior to the time penalties shall attach thereto, pay and discharge or cause to be discharged all Taxes, assessments and governmental charges or levies imposed upon it, its income or its properties; PROVIDED that the Trinidad Obligor shall not be required to pay any such obligation if (a) such charges are being diligently contested in good faith by appropriate proceedings, (b) during the period of such contest the enforcement of any contested item is effectively stayed, and (c) adequate reserves are established with respect to the contested items (to the extent required by GAAP).

         Section 4.9 BOOKS AND RECORDS. The Trinidad Obligor shall keep proper books of record and account truly and fairly reflecting the financial condition and results of operations of the Trinidad Obligor in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. Upon five (5) days written notice, the Trinidad Obligor shall permit officers and designated representatives of the Trinidad Guarantor, the Collateral Agent, the Depositary Bank or any duly authorized agent or representative thereof (including without limitation, the Independent Engineer) to visit and inspect, from time to time during normal business hours, any of the properties of the Trinidad Obligor and to examine and make copies of the books of record and account of the Trinidad Obligor and discuss the affairs, finances and accounts of the Trinidad Obligor with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Trinidad Guarantor, the Collateral Agent, the Depositary Bank and any duly authorized agent or representative thereof (including, without limitation, the Independent Engineer) may reasonably request.

         Section 4.10 [Intentionally Omitted]

         Section 4.11 AUDITORS. The Trinidad Obligor shall retain a U.S. nationally recognized independent accounting firm in the United States to act as its auditors and authorize such firm to communicate directly with the Collateral Agent or other Secured Parties.

         Section 4.12 TRINIDAD REVENUE ACCOUNT. The Trinidad Obligor shall take all actions as may be necessary to cause all Cash Flows of the Trinidad Obligor to be deposited in the Trinidad Revenue Account in accordance with the Trinidad Depositary Agreement and to be disbursed (to the extent required) in accordance with the provisions set forth in ARTICLE 3 (The Accounts) of the Trinidad Depositary Agreement.

         Section 4.13 PROJECT IMPLEMENTATION. (a) The Trinidad Obligor shall operate the Trinidad Project and all of its other property and rights in accordance with customary industry practice and maintain the Trinidad Project and other property in good repair and condition (ordinary wear and tear excepted in respect thereof).

         (b) Without limiting the generality of the preceding clause (a), the Trinidad Obligor shall cause the construction of the Trinidad Project to be prosecuted and completed with due diligence and continuity and in accordance with the Trinidad EES Contract and the Trinidad Turnkey Construction Contract (except for interruptions due to any event of force majeure pursuant to any Trinidad Project Document, which the Trinidad Obligor shall use its best efforts to mitigate), in a good and workmanlike manner and in accordance with (i) sound generally accepted building and engineering practices, (ii) all Governmental Approvals and Applicable Laws applicable to the Trinidad Project or the Trinidad Obligor, (iii) the Trinidad Project Documents and (iv) the construction budget and the construction schedule for the Trinidad Project; PROVIDED that such budget or schedule shall be amended if the Independent Engineer delivers a certificate to the Bond Trustee certifying that such change is necessary and reasonable and that sufficient funds shall be available to the Trinidad Obligor to complete the Trinidad Project in accordance with such budget and schedule, as amended.

         (c) The Trinidad Obligor shall provide an Operating Budget to the Independent Engineer sixty (60) days prior to the start of each year subject to the approval of the Independent Engineer (such approval not to be unreasonably withheld) and the Trinidad Obligor shall comply with such budget; PROVIDED that if such Operating Budget is not approved by the Independent Engineer, then the prior annual Operating Budget which was so approved shall remain in effect escalated in accordance with Trinidad CPI.

         (d) The Trinidad Obligor shall, within six (6) Months of the Closing Date, commence a Phase I Environmental Assessment of the Trinidad Project site.

         (e) The Trinidad Obligor shall, within sixty (60) days of the Closing Date, engage an operator for the Trinidad Project and such operator shall be approved by the Independent Engineer.

         Section 4.14 INSURANCE. (a) The Trinidad Obligor shall at all times maintain with responsible and financially sound insurance carriers, and provide satisfactory evidence of, customary insurance in such amounts (subject to reasonable and customary deductibles and sublimits) and with terms and conditions in accordance with standard industry practice and satisfactory to the Independent Insurance Consultant including, without limitation, business interruption insurance with respect to the Trinidad Project in a minimum amount equal to losses resulting from a twelve (12) month interruption with no more than a one month deductible. All policies of physical damage and business interruption insurance shall name the Collateral Agent as sole loss payee and the Collateral Agent shall be named as additional insured under any general liability, automotive liability, excess liability or other policy similar in nature in accordance with standard industry practice.

         (b) Upon procurement of the insurance required pursuant to this SECTION 4.14, the Trinidad Obligor shall furnish to the Trinidad Guarantor an Officer's Certificate of the Trinidad Obligor indicating procurement of all such required insurance. Such Officer's Certificate shall identify the underwriters, the type of insurance, the insurance limits, the risks covered thereby and the policy term. Upon request by the Trinidad Guarantor, the Trinidad Obligor shall promptly furnish to the Trinidad Guarantor copies of all insurance policies, binders and cover notes or other evidence of such insurance related to the Trinidad Project.

         (c) Each insurance policy obtained by the Trinidad Obligor hereunder shall provide for at least ten (10) days' written notice to the Collateral Agent of cancellation, reduction in amount of coverage or any other material change in coverage.

         (d) The Trinidad Obligor shall not, directly or indirectly, terminate, cancel or suspend or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any insurance policy obtained by it hereunder unless such termination, cancellation, suspension or assignment of rights and obligations could not reasonably be expected to result in a Material Adverse Effect. The Trinidad Obligor shall not, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any insurance policy obtained by it hereunder (including amending, reducing or canceling any coverage thereunder), unless such amendment, modification, supplement or waiver could not reasonably be expected to result in a Material Adverse Effect.

         (e) The provisions of this SECTION 4.14 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Trinidad Security Documents that require the maintenance of insurance. In the event that any insurance whatsoever is purchased, taken or otherwise obtained by the Trinidad Obligor with respect to the Trinidad Project otherwise than as required hereunder or if not properly endorsed to the Collateral Agent as the sole loss payee or beneficiary or otherwise made upon the terms required in this SECTION
4.14 without limitation of any provision of the Trinidad Security Documents, such insurance shall be considered assigned hereunder to the Collateral Agent with the right of the Collateral Agent to make, settle, comprise and liquidate any and all claims thereunder, without prejudice to the exercise of any other rights and remedies that the Collateral Agent may have under any of the Transaction Documents or under any Applicable Law.

         Section 4.15 PERMITTED INDEBTEDNESS. The Trinidad Obligor shall not create or incur or suffer to exist any Indebtedness except the following (collectively, "TRINIDAD PERMITTED PROJECT INDEBTEDNESS"):

         (a) Indebtedness incurred pursuant to this Agreement;

         (b) Indebtedness incurred to finance in whole or in part the making of capital improvements to the Trinidad Project required to maintain compliance with Applicable Law; PROVIDED that the Independent Engineer shall have certified to the Bond Trustee that:

                          (i) (x) an Officer's Certificate of the Trinidad Obligor certifying that such Indebtedness is required to make a capital improvement to the Trinidad Project that is required in order to maintain compliance with Applicable Law is reasonable and (y) and that such Indebtedness is the most effective means of making such capital expenditure and, if applicable, completing the Trinidad Project; and

                          (ii) after giving effect to the incurrence of such Indebtedness, the minimum Projected Debt Service Coverage Ratio for (A) the next four consecutive fiscal quarters, commencing with the quarter in which such Indebtedness is to be incurred, taken as one annual period, and (B) each subsequent fiscal year through the Final Maturity Date for the Securities, will not be less than 1.2 to 1;

         (c) Indebtedness incurred to finance in whole or in part the making of capital improvements to the Trinidad Project other than those capital improvements referenced in clause (b) above; PROVIDED that:

                          (i) an Authorized Officer of the Trinidad Obligor certifies to the Bond Trustee that no default or event of default under any Finance Document has occurred and is continuing or will occur as a result of the incurrence of such Indebtedness;

                          (ii) the Independent Engineer shall have certified to the Bond Trustee that after giving effect to the incurrence of such Indebtedness, (x) the minimum Projected Debt Service Coverage Ratio for
         (A) the next four consecutive fiscal quarters commencing with the quarter in which such Indebtedness is to be incurred, taken as one annual period and (B) each subsequent fiscal year through the Final Maturity Date for the Securities, will not be less than 1.5 to 1, and
         (y) the average Projected Debt Service Coverage Ratio for all succeeding fiscal years until the Final Maturity Date for the Securities will not be less than 1.55 to 1; and

                          (iii) written confirmation from each Rating Agency then rating the Securities that the incurrence of such Indebtedness will not result in a Ratings Downgrade;

         (d) Indebtedness in the form of a working capital facility for the benefit of the Trinidad Project in an aggregate principal amount not to exceed U.S. $3,000,000; PROVIDED that such amount shall include any Indebtedness incurred by the Trinidad Project Borrower pursuant SECTION 4.14(d) of the Trinidad Project Loan Agreement; PROVIDED FURTHER that the terms of such facility provide that the aggregate amount of all loans outstanding thereunder shall be reduced to zero for ten (10) days in each fiscal year;

         (e) To the extent such obligations would constitute Indebtedness, obligations of the Trinidad Obligor under the Trinidad Project Documents;

         (f) Indebtedness related to Trinidad Permitted Project Liens; and

         (h) Subordinated Indebtedness from any other Trinidad Finance Party.

         Section 4.16 PERMITTED LIENS. The Trinidad Obligor shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties except the following (collectively, "TRINIDAD PERMITTED PROJECT LIENS"):

         (a) Liens specifically permitted or required by, or created by, any Trinidad Security Document, any Trinidad Project Document including, without limitation, the Trinidad PPA or any other Finance Document;

         (b) Liens for Taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; and

         (c) other Liens incidental to the conduct of the Trinidad Obligor's business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than Liens arising by operation of law or statute in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of the Trinidad Obligor's business.

         Section 4.17 CONTINGENT LIABILITIES. The Trinidad Obligor shall not contingently or otherwise be or become liable, directly or indirectly, in connection with any Guarantee Obligation except for endorsements and similar obligations in the ordinary course of business.

         Section 4.18 NATURE OF BUSINESS. The Trinidad Obligor shall not engage in any business other than its existing business and the ownership, development, acquisition, construction, financing and operation and maintenance of the Trinidad Project as contemplated by the Trinidad Project Documents and the Finance Documents.

         Section 4.19 PROHIBITION ON FUNDAMENTAL CHANGES. The Trinidad Obligor shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), discontinue its business or purchase or otherwise acquire all or substantially all of the assets of any other Person, except, in any such case, as contemplated by the Finance Documents.

         Section 4.20 SALE OF ASSETS. The Trinidad Obligor shall not sell or transfer any assets (other than electricity produced by the Trinidad Project) or assign any rights other than (so long as no Trinidad Default or Trinidad Event of Default has occurred and is continuing) those in the ordinary course of its business for cash equal to the fair market value of such assets at the time of sale, except, in any such case, as contemplated by the Finance Documents.

         Section 4.21 SUBSIDIARIES; ADVANCES, INVESTMENTS AND LOANS. The Trinidad Obligor shall not form or have any Subsidiaries, make investments, loans or advances or acquire the stock, obligations or securities of any Person; PROVIDED that the Trinidad Obligor may invest amounts on deposit in the Trinidad Depositary Accounts, subject to limitations as to term and duration, in Cash Equivalents; PROVIDED FURTHER that the Trinidad Obligor may make loans to the other Trinidad Finance Parties provided that such loans shall be Subordinated Indebtedness of such other Trinidad Finance Party; PROVIDED FURTHER that the Trinidad Obligor shall be entitled to receive and to make equity contributions or capital reductions to or from any other Trinidad Finance Party subject to the terms of the Finance Documents.

         Section 4.22 TRANSACTIONS WITH AFFILIATES. The Trinidad Obligor shall not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Trinidad Obligor which is not on terms and conditions no less favorable as would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate of the Trinidad Obligor, except that the Trinidad Obligor may perform its obligations under and engage in the transactions contemplated by the Trinidad Project Documents and the Finance Documents and may engage in transactions with the Sponsor related to the development and construction of the Trinidad Project so long as such activities are otherwise in accordance with the terms hereof or the Trinidad Project Documents.

         Section 4.23 RESTRICTED PAYMENTS. The Trinidad Obligor shall not make any Restricted Payments except as permitted under the Finance Documents.

         Section 4.24 AMENDMENTS TO TRINIDAD PROJECT DOCUMENTS. Other than with respect to Permitted Contract Buy-Outs, the Trinidad Obligor (nor any Affiliate thereof) shall not, directly or indirectly, (x) permit the assignment of the rights and obligations of any party to any Trinidad Project Document or (y) terminate, amend, modify, replace, supplement or waive, or permit or consent to the termination, modification, replacement, supplement or waiver of, any of the provisions of, or give any consent under, any of the Trinidad Project Documents unless (a) the Trinidad Obligor certifies that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent could not reasonably be expected to result in a Material Adverse Effect and (b) in the case of any assignment, termination, amendment, modification, replacement, supplement, waiver or consent with respect to the Trinidad PPA or any other Trinidad Project Document which affects the Cash Flows to be received by the Trinidad Obligor, in addition to the condition set forth in clause (a) above,
(i) the Independent Engineer certifies that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent could not reasonably be expected to result in a Material Adverse Effect and (ii) the Trinidad Obligor provides to the Bond Trustee written confirmation from each Rating Agency then rating the Securities that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent will not result in a Ratings Downgrade.

         Section 4.25 ASSIGNMENT OF OBLIGATIONS; ADDITIONAL AGREEMENTS. The Trinidad Obligor shall not assign any of its rights or obligations under any Transaction Document to which it is a party and shall not enter into any additional contract, agreement or undertaking if the transactions contemplated by such assignment or additional contract, agreement or undertaking could reasonably be expected to have a Material Adverse Effect; PROVIDED that the Trinidad Obligor shall be permitted to assign any of its rights or obligations hereunder if such assignment is necessary to avoid any adverse tax consequences resulting from a change in Applicable Law (or the interpretation thereof) and
(a) no default or event of default under any Finance Document shall exist and be continuing at such time, (b) the Bond Trustee shall receive written confirmation from each Rating Agency that such assignment shall not result in a Ratings Downgrade and (c) the Bond Trustee receives satisfactory Opinions of Counsel of the Trinidad Obligor stating that (i) such assignment is enforceable and creates a legal, valid and binding obligation of the Trinidad Obligor, (ii) such assignment has no adverse consequences upon the rights and remedies of the Trinidad Guarantor and the other Secured Parties with respect to the Trinidad Collateral and (iii) such assignment shall have no adverse effects on the tax structure of the transaction prior to the assignment or upon payments to or from any Project Obligor or otherwise related to the Securities and each of the Finance Documents.

         Section 4.26 MODIFICATIONS OF FORMATION DOCUMENTS. The Trinidad Obligor shall not amend or modify its articles of organization, certificate of organization, by-laws or other formation documents or change its fiscal year, except if such amendment, modification or change could not reasonably be expected to result in a Material Adverse Effect.

         Section 4.27 ABANDONMENT. The Trinidad Obligor shall not voluntarily cease or abandon the development, construction or operation of the Trinidad Project.

         Section 4.28 SUBSTANTIAL COMPLETION. The Trinidad Obligor shall not accept Substantial Completion of the Trinidad Project until an Authorized Officer of the Trinidad Obligor and of the Independent Engineer shall have delivered to the Bond Trustee the Trinidad Completion Certificate and the Independent Engineer's certificate in the form set forth in EXHIBIT A hereto and the Trinidad Obligor shall have received confirmation from T&TEC that the Trinidad Project shall have achieved "Commercial Operation" in accordance with the Trinidad PPA.

         Section 4.29 TAXATION. (a) All payments made by the Trinidad Obligor in respect of the Trinidad Loan shall be made free and clear of, and without withholding or deduction for or on account of, any and all Taxes. The Trinidad Obligor shall pay such additional amounts as may be necessary to ensure that the amounts received by the Trinidad Guarantor after such withholding or deduction, if any, shall equal the respective amounts of principal and interest that would have been receivable in the absence of such withholding or deduction.

         (b) The Trinidad Obligor shall promptly pay when due any present or future stamp, court or documentary Taxes or any other excise or property Taxes, charges or similar levies that arise in any jurisdiction from the execution or delivery of this Agreement, the Trinidad Security Documents or any other document referred to herein, excluding (i) Taxes imposed on or measured by the net income or capital of the Trinidad Guarantor and (ii) any such Taxes imposed by any jurisdiction other than Barbados or the Republic.


                                    ARTICLE 5
                              DEFAULTS AND REMEDIES

         Section 5.1 EVENTS OF DEFAULT DEFINED. The term "TRINIDAD EVENT OF DEFAULT," whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or shall come about or be effected by operation of law, or be pursuant to or in compliance with any Applicable Law), and any such event shall continue to be a Trinidad Event of Default if and for so long as it shall not have been remedied or waived in accordance with the terms of this Agreement, the Intercreditor Agreement or any other applicable Finance Document:

         (a) (i) The Trinidad Obligor shall fail to pay any principal of, premium (if any), interest on, or other amounts due in respect of or any other obligations on the Trinidad Loan when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise and such failure continues for ten (10) or more days following the due date for payment, or (ii) the Trinidad Project Borrower shall fail to pay any principal of, premium (if any), interest on or other amounts due in respect of the Trinidad Project Loan when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise and such failure continues for ten
(10) or more days following the due date for payment, in each case, after application by the Collateral Agent, in accordance with the Trinidad Depositary Agreement, of (x) any amounts in the Debt Service Reserve Account and (y) any amounts otherwise advanced by the Trinidad Obligor;

         (b) Any representation or warranty made by the Trinidad Obligor in this Agreement or in any other Transaction Document to which the Trinidad Obligor is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trinidad Guarantor, the Collateral Agent or any other Person pursuant to the terms of the Finance Documents by or on behalf of the Trinidad Obligor hereunder or thereunder, shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and such fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, and such fact, event or circumstance shall continue uncured for thirty (30) or more days from the date an Authorized Officer of the Trinidad Obligor obtains actual knowledge thereof; PROVIDED that if the Trinidad Obligor commences and diligently pursues efforts to cure such fact, event or circumstance within such thirty (30) day period and delivers written notice thereof to the Trinidad Guarantor, the Trinidad Obligor may continue to effect such cure and such misrepresentation shall not be deemed a "Trinidad Event of Default" for an additional ninety (90) days so long as the Trinidad Obligor is diligently pursuing such cure;

         (c) The Trinidad Obligor shall fail to perform or observe any covenant or agreement contained in SECTION 4.3 (Maintenance of Existence), SECTION 4.6 (Exercise of Rights and Performance Under Transaction Documents), SECTION 4.7 (Additional Documents; Filings and Recordings), SECTION 4.8 (Payment of Taxes and Claims), SECTION 4.9 (Books and Records), SECTION 4.13 (Project Implementation),SECTION 4.14 (Insurance), SECTION 4.15 (Permitted Indebtedness),
SECTION 4.16 (Permitted Liens), SECTION 4.17 (Contingent Liabilities), SECTION
4.18 (Nature of Business), SECTION 4.19 (Prohibition on Fundamental Changes),
SECTION 4.20 (Sale of Assets), SECTION 4.23 (Restricted Payments), SECTION 4.24 (Amendments to Trinidad Project Documents), SECTION 4.25 (Assignment of Obligations; Additional Agreements), SECTION 4.26 (Modification of Formation Documents), SECTION 4.27 (Abandonment), SECTION 4.28 (Substantial Completion) and SECTION 4.29 (Taxation) and such failure shall continue uncured for thirty
(30) or more days from the date an Authorized Officer of the Trinidad Obligor obtains actual knowledge of such failure;

         (d) The Trinidad Obligor shall fail to perform or observe any of the other covenants contained in this Agreement or in the other Finance Documents to which it is party (other than those referred to in clause (c) of this SECTION 5.1) and such failure shall continue uncured for sixty (60) or more days from the date an Authorized Officer of the Trinidad Obligor obtains actual knowledge of such failure; PROVIDED that if the Trinidad Obligor commences and diligently pursues efforts to cure such default within such sixty (60) day period and delivers written notice thereof to the Trinidad Guarantor, the Trinidad Obligor may continue to effect such cure of the default and such default shall not be deemed a "Trinidad Event of Default" for an additional thirty (30) days so long as the Trinidad Obligor is diligently pursuing such cure;

         (e) The Trinidad Obligor or any other party to a material Trinidad Project Document shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (ii) admit in writing its inability or be generally unable to pay its debts as such debts become due,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under any Debtor Relief Law, (v) file a petition seeking to take advantage of any Debtor Relief Law, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any Debtor Relief Law or (vii) take any action for the purpose of effecting any of the foregoing including, without limitation, commencement of a shareholder vote or the appointment of an independent auditor in connection with any of the foregoing;

         (f) A proceeding or case shall be commenced without the application or consent of the Trinidad Obligor or any other party to a material Trinidad Project Document in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up or the composition or readjustment of its debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Trinidad Obligor or all or a substantial part of its property under any Debtor Relief Law, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more consecutive days, or any order for relief against the Trinidad Obligor or any other party to a material Trinidad Project Document shall be entered in any involuntary case under any Debtor Relief Law;

         (g) One or more final, non-appealable judgments, decrees or orders shall be entered against the Trinidad Obligor involving in the aggregate a liability in excess of U.S. $5,000,000 (exclusive of judgment amounts fully covered by insurance or indemnity) or more against the Trinidad Obligor and shall remain unpaid or unstayed for ninety (90) or more consecutive days after the entry thereof;

         (h) Indebtedness of the Trinidad Obligor in excess of U.S. $5,000,000 (other than Indebtedness incurred pursuant to this Agreement) shall be required to be prepaid, or shall be declared to be due and payable, other than by regularly scheduled required repayment, prior to the stated maturity thereof, as a result of the acceleration of the stated maturity thereof following an event of default thereunder;

         (i) Any Governmental Approval required for the operation of the Trinidad Project is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect; PROVIDED that no such event shall be a Trinidad Event of Default if within sixty (60) days from the occurrence thereof, (i) the Trinidad Obligor diligently pursues in good faith and (x) obtains an additional Governmental Approval in substitution therefor or replacement thereof or (y) causes such Governmental Approval to be reinstated and (ii) during such sixty (60) day period no Material Adverse Effect occurs;

         (j) A material Trinidad Project Document ceases to be valid and binding and in full force and effect (other than as permitted hereunder), any third party thereto denies that it has any liability or obligation under any Trinidad Project Document and such third party ceases performance thereunder, or any third party fails to perform its material obligations thereunder or makes any material misrepresentation thereunder, and in each case such cessation, failure or misrepresentation has resulted or would reasonably be expected to result in a Material Adverse Effect;

         (k) The Trinidad Obligor or any other party shall fail to perform or observe any of its covenants or obligations contained in any Trinidad Project Document to which it is a party if such failure shall result in the receipt of a notice of termination (subject to applicable cure periods) of the Trinidad Project Document or shall otherwise result in a Material Adverse Effect;

         (l) Any Trinidad Security Document related to any Trinidad Collateral shall cease to be in full force and effect or any Lien purported to be granted therein shall cease to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Trinidad Guarantor or the other Secured Parties on any material portion of the Trinidad Collateral described therein with the priority purported to be created thereby; PROVIDED that the Trinidad Obligor shall have ten (10) days to cure any such cessation (if curable) or to furnish to the Bond Trustee, Collateral Agent or the Depositary Bank all documents and instruments required to cure any such cessation (if curable);

         (m) An Indenture Event of Default shall occur and be continuing; and

         (n) All or a material part of the Trinidad Project is destroyed or suffers a material actual loss or material damage; PROVIDED that the occurrence of such an event shall not be a Trinidad Event of Default if within thirty (30) days from the occurrence of such event, there exists an Approved Restoration Plan in respect of the remediation of the damage, loss or taking giving rise to such event.

         Section 5.2 REMEDIES UPON A TRINIDAD EVENT OF DEFAULT. Subject to the Intercreditor Agreement and the Trinidad Guarantee, if one or more Trinidad Events of Default shall have occurred and be continuing, then:

                          (i) in the case of a Trinidad Event of Default described in clause (a) or (m) (relating to an Indenture Event of Default under clause (a) of SECTION 5.1 (Events of Default) of the Indenture) in accordance with SECTION 7(z) of the Trinidad Guarantee, the Trinidad Guarantor shall declare the outstanding principal amount of the Trinidad Loan, any interest accrued and unpaid thereon, all premium (if any), all other amounts payable in respect thereof and all other amounts payable under this Agreement, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived;

                          (ii) in the case of a Trinidad Event of Default described in clause (b), (c), (d), (g), (h), (i), (j), (k), (l), (m)
         (except with respect to an Indenture Event of Default related to bankruptcy, liquidation or any other similar event), or (n) of SECTION
         5.1 (Events of Default Defined), in accordance with SECTION 7(z) of the Trinidad Guarantee, the Trinidad Guarantor shall declare the outstanding principal amount of the Trinidad Loan, any interest accrued and unpaid thereon, all other amounts payable in respect thereof and all other amounts payable under this Agreement, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived; and

                          (iii) in the case of a Trinidad Event of Default described in clause (e), (f) or (m) (with respect to an Indenture Event of Default related to bankruptcy, liquidation or any other similar event) the entire outstanding principal amount of the Trinidad Loan, any interest accrued and unpaid thereon, all other amounts payable in respect thereof and all other amounts payable under this Agreement shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived.

         Section 5.3 CONTINUING LIEN. (a) The Liens on and security interests in the Trinidad Collateral granted in this Agreement, the Trinidad Security Documents and the other Finance Documents to which the Trinidad Obligor is a party secure all Indebtedness and all obligations of the Trinidad Obligor owed to the Trinidad Guarantor in connection with the Trinidad Loan of whatever kind or character, whether now owing, hereafter arising or hereafter to be performed.

         (b) Notwithstanding anything to the contrary in this Agreement, the Trinidad Security Documents or the other Finance Documents to which the Trinidad Obligor is a party, if on the date the principal balance of the Securities is fully paid (the "PAY-OFF DATE") any other amounts owed by the Trinidad Obligor hereunder remain to be paid, the Trinidad Guarantor shall not be obligated to release any Trinidad Collateral remaining subject to the Trinidad Security Documents, and such Trinidad Collateral shall continue to secure the payment of such amounts after the Pay-off Date.

         Section 5.4 DEFENSE OF ACTIONS. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of a Trinidad Event of Default, the Trinidad Guarantor may (but shall not be obligated to) commence, appear in or defend any action or proceeding purporting to affect the Trinidad Loan, or the respective rights and obligations of the Trinidad Guarantor and any other Person pursuant to this Agreement, the Trinidad Security Documents or any other Finance Document to which the Trinidad Obligor is a party. The Trinidad Guarantor may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses, incurred in connection with such proceedings or actions, which expenses the Trinidad Obligor hereby agrees to repay to the Trinidad Guarantor promptly upon demand.


                                    ARTICLE 6
                          GENERAL TERMS AND CONDITIONS

         Section 6.1 NOTICES. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight delivery or telecopy addressed to the Collateral Agent or any other Person as required pursuant to the terms of the Finance Documents at their respective addresses specified on SCHEDULE II hereto, or in each case at such other address as shall be designated by such Person in a written notice to the other parties hereto.

         Section 6.2 AMENDMENTS AND WAIVERS. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Trinidad Obligor therefrom, shall in any event be effective unless such waiver, amendment, modification or termination is in writing, is signed by the parties hereto and is in accordance with the Intercreditor Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 6.3 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Trinidad Guarantor in exercising any right, power or privilege hereunder or under any other Finance Document to which the Trinidad Guarantor is a party or a beneficiary and no course of dealing between the Trinidad Guarantor or the Trinidad Obligor shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Finance Document to which the Trinidad Guarantor is a party or a beneficiary preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies expressly provided herein or in any other Finance Document to which the Trinidad Guarantor is a party or a beneficiary are cumulative and not exclusive of any rights, powers or remedies which the Trinidad Guarantor would otherwise have, all of which may at the discretion of the Trinidad Guarantor, subject to the Intercreditor Agreement, be pursued separately, successively or concurrently against the Trinidad Obligor, the Trinidad Collateral or any other collateral securing the obligations of the Trinidad Obligor hereunder. No notice to or demand on the Trinidad Obligor in any case shall entitle the Trinidad Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Trinidad Guarantor to any other or further action in any circumstances without notice or demand.

         Section 6.4 SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 6.5 THIRD PARTY BENEFICIARIES. Except as provided in SECTION
6.12 (Successors and Assigns), nothing in this Agreement, express or implied, shall give or be construed to give any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 6.6 TRINIDAD OBLIGOR IN CONTROL. In no event shall the rights and interests of the Trinidad Guarantor under this Agreement and the other Finance Documents to which the Trinidad Obligor is a party be construed to give the Trinidad Guarantor, or be deemed to indicate that the Trinidad Guarantor has, control of the business, management or properties of the Trinidad Obligor or power over the daily management functions and operating decisions made by the Trinidad Obligor.

         Section 6.7 NUMBER AND GENDER. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

         Section 6.8 SECTION HEADINGS. Captions, section headings and the table of contents appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 6.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations
Law).

         (b) Any legal action or proceeding against the Trinidad Obligor with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Trinidad Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Trinidad Obligor agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Trinidad Obligor, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Trinidad Obligor hereby irrevocably designates, appoints and empowers Corporation Services Company with offices on the date hereof at 375 Hudson Street, New York, New York 10014-3686, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Trinidad Obligor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. The Trinidad Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Trinidad Obligor at its address referred to in SECTION 6.1 (Notices), such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of The Trinidad Guarantor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Trinidad Obligor in any other jurisdiction.

         (c) The Trinidad Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Finance Document brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (d) WITH REGARD TO THIS AGREEMENT, THE TRINIDAD OBLIGOR AND THE TRINIDAD GUARANTOR HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

         Section 6.10 LIMITATION OF LIABILITY. The obligations of the Trinidad Obligor hereunder are solely the corporate obligations of the Trinidad Obligor and no recourse shall be had against the Sponsor or any partner, employee, officer, director, incorporator, Affiliate, agent or servant of the Trinidad Obligor, the Sponsor or any Affiliate thereof (each a "NON-RECOURSE PERSON") with respect to this Agreement, any of the obligations of the Trinidad Obligor hereunder or any obligation of the Trinidad Obligor for the payment of any amount payable hereunder for any claim based on, arising out of or relating to this Agreement; PROVIDED, HOWEVER, that nothing in this SECTION 6.10 shall be deemed to affect or diminish (a) the obligations of any such Non-Recourse Person under any Transaction Document to which it is party, (b) the rights and remedies of The Trinidad Guarantor against any such Non-Recourse Person under any Transaction Document to which any such Non-Recourse Person is a party, (c) the rights and remedies of the Trinidad Guarantor with respect to the Trinidad Collateral or (d) the obligations of any such Non-Recourse Person under any Transaction Document as a result of such Person's fraud or willful misconduct.

         Section 6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 6.12 SUCCESSORS AND ASSIGNS. All of the covenants, promises and agreements in this Agreement by or on behalf of the Trinidad Obligor or the Trinidad Guarantor shall bind and inure to the benefit of their respective successors and assigns, regardless of whether so expressed, except that the Trinidad Obligor may not assign or transfer all or any part of its rights and obligations under this Agreement other than with the prior written consent of the Bond Trustee and in accordance with this Agreement and the Intercreditor Agreement.

         Section 6.13 MAXIMUM INTEREST RATE. Notwithstanding any provision to the contrary contained herein, at no time shall the Trinidad Obligor be obligated or required to pay interest (whether or not so denominated) on the principal balance due hereunder at a rate which could be in excess of the maximum interest rate permitted by law to be contracted or agreed to be paid under Applicable Law. If by the terms hereof, the Trinidad Obligor is at any time required or obligated to pay interest in excess of such maximum rate, then the rate of interest applicable hereunder shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate.

         Section 6.14 ENGLISH LANGUAGE. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a certified translation into English, which translation shall be the governing version among the parties hereto.

         Section 6.15 ENTIRE AGREEMENT. This Agreement, together with any other agreements executed in connection herewith, is intended by the parties hereto as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions hereof.

         Section 6.16 SURVIVAL. The representations and warranties of the Trinidad Obligor contained herein shall survive the execution and delivery of this Agreement.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                               YORK HOLDINGS (BARBADOS) SRL


                               By: /s/ Robert C. Paladino
                                  -----------------------------
                                   Name: Robert C. Paladino
                                   Title: Vice President



                               INNCOGEN, LIMITED


                               By: /s/ Robert C. Paladino
                                  -----------------------------
                                   Name: Robert C. Paladino
                                   Title: President


Acknowledged and agreed
with respect to SECTION 2.7


THE BANK OF NEW YORK,
as Collateral Agent

By: /s/ Joseph Ernst
   ----------------------------------
Name: Joseph Ernst
Title: Vice President

                                   SCHEDULE II

                                     NOTICES


1.       York Power Funding (Cayman) Limited
         c/o  Queensgate SPV Services, Limited
         P.O. Box 1093 GT,
         Compass Center
         2nd Floor
         Crewe Road
         Grand Cayman, Cayman Islands

2.       InnCOGEN, Limited
         #10 Marine Villas
         Columbus Boulevard
         West Moorings by the Sea
         Trinidad, W.I.

3.       York Ex International SRL
         The Ernst & Young Building
         Bush Hill, Bay Street
         St. Michael, Barbados

4.       York Holdings (Barbados) SRL
         The Ernst & Young Building
         Bush Hill, Bay Street
         St. Michael, Barbados

5.       York Holdings (Caymans) LLC
         c/o  Maples and Calder
         P.O. Box 309
         George Town, Grand Cayman
         Cayman Islands
         British West Indies

6.       The Bank of New York, as Bond Trustee
         101 Barclay Street
         New York, New York 10286
         Facsimile: (212) 815-5544
         Attention: International and Structured Finance

                                 Schedule II-1

7.       The Bank of New York, as Collateral Agent
         101 Barclay Street
         New York, New York 10286
         Facsimile: (212) 815-5544
         Attention: International and Structured Finance

8.       Moody's Investor Service
         99 Church Street
         New York, New York
         Attention:

9.       Standard & Poor's
         25 Broadway
         New York, New York  10004
         Attention: Corporate Ratings


                                 Schedule II-2

                                    EXHIBIT A

                         TRINIDAD COMPLETION CERTIFICATE

                                     [Date]

The Bank of New York,
as Bond Trustee
[                    ]
Attention:  [               ]


Ladies and Gentlemen:

         This certificate (the "TRINIDAD COMPLETION CERTIFICATE") is delivered to you pursuant to SECTION 4.28 of the Trinidad Loan Agreement, dated as of August , 1998 (the "TRINIDAD LOAN AGREEMENT"), between York Holdings (Barbados) SRL (the "TRINIDAD GUARANTOR") and InnCOGEN, Limited (the "TRINIDAD OBLIGOR") . Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Trinidad Loan Agreement.

         The Trinidad Obligor hereby certifies to the Bond Trustee of the benefit of the Holders as of the date hereof that:

         On and as of the date hereof, Substantial Completion of the Trinidad Project has occurred and the Trinidad Obligor has received a certificate from T&TEC confirming that the Commercial Operation Date (as defined in the Trinidad
PPA) for the Trinidad Project has occurred.

         [ALTERNATE VERSION. On and as of the date hereof, the Trinidad Project has been abandoned.]


         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate this __ day of ____________, 199_.



                                    INNCOGEN, LIMITED


                                    By:
                                       --------------------------------------
                                        Name:
                                        Title:

                                  Exhibit A-1

                             APPENDIX I TO EXHIBIT A

                       INDEPENDENT ENGINEER'S CERTIFICATE


                                     [Date]



The Bank of New York,
as Bond Trustee
[                    ]
Attention:  [               ]

InnCOGEN, Limited
[                         ]
Attention:  [                       ]]

Ladies and Gentlemen:

         This certificate is delivered to you pursuant to (a) SECTION 4.28 of the Trinidad Loan Agreement, dated as of August , 1998 (the "TRINIDAD LOAN AGREEMENT"), between York Holdings (Barbados) SRL (the "TRINIDAD GUARANTOR") and InnCOGEN, Limited (the "TRINIDAD OBLIGOR") and (b) the certificate to which this Certificate is attached as APPENDIX I (the "TRINIDAD COMPLETION CERTIFICATE") delivered by the Trinidad Obligor. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Trinidad Loan Agreement.

         We hereby certify to the Bond Trustee for the benefit of the Holders as of the date hereof that:

         (a) We have reviewed the material and data made available to us by the Trinidad Obligor with respect to the Trinidad Project [and have performed such other investigation as is referenced in the attachment hereto] (the "REVIEW"). Our Review was performed in accordance with generally accepted engineering and construction practices and included such investigation and review as we in our professional capacity deemed necessary or appropriate in the circumstances and within the scope of our appointment and [insert customary assumptions and qualifications].


         (b) We have discussed matters believed pertinent to this Certificate with Funding Company and the Trinidad Obligor.

                                  Exhibit A-2

         (c) On the basis of the foregoing Review and on the understanding and assumption that we have been provided true, correct and complete information from such other parties as to the matters covered by this Certificate, and [insert customary assumptions and qualifications] we confirm that (a) the statements set forth by the Trinidad Obligor in the Trinidad Completion Certificate are true and correct and (b)(i) Duke/Fluor Daniel International will be liable for any items required to be completed pursuant to the Trinidad EES Contract which have not been completed as of the date hereof and that all amounts owed by Duke/Fluor Daniel International pursuant to the Trinidad EES Contract and Duke/Fluor Daniel International Services pursuant to the Trinidad Turnkey Construction Contract will be sufficient to complete such items and (ii) the failure to complete such items will not materially adversely affect the performance of the Trinidad Project during the term of the Trinidad PPA.

                   The person signing this Certificate is a duly qualified representative of the Independent Engineer and as such is authorized to execute and deliver this Certificate on behalf of the Independent Engineer.

                                  [NAME OF INDEPENDENT ENGINEER]


                                  By:
                                     ------------------------------------------
                                      Name:
                                      Title:


                                  Exhibit A-3

                                    EXHIBIT B

                        FORM OF SUBORDINATION PROVISIONS


              All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Trinidad Loan Agreement.


              [NAME OF SUBORDINATED LENDER] (together with its successors and assigns, the "SUBORDINATED LENDER") hereby agrees for the benefit of the Secured Parties that all [DESCRIBE SUBORDINATED LIABILITIES] (the "SUBORDINATED OBLIGATIONS") are and shall be junior and subordinate, to the extent and in the manner set forth hereinafter, in right of payment to the prior infeasible payment or satisfaction in full of all Secured Obligations. In furtherance thereof, each of the Secured Parties, the Collateral Agent and the Subordinated Lender further agrees that:

              (a) For all purposes of these subordination provisions, the Trinidad Guarantor hereby waives all rights it may otherwise have as a Secured Party pursuant to the terms of the Finance Documents.

              (b) (i) The Subordinated Lender shall not ask, demand, sue for, take or receive from Funding Company or any Project Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of the Collateral), payment of all or any of the Subordinated Obligations unless and until the Secured Obligations shall have been indefeasibly paid or otherwise satisfied in full and except to the extent of distributions from the Trinidad Distribution Account under the Trinidad Depositary Agreement. For the purposes of these provisions, the Secured Obligations shall not be deemed to have been paid or satisfied in full until those Secured Obligations shall have been indefeasibly so paid to the Secured Parties or so otherwise satisfied (after the passage of any relevant preference periods).

                      (ii) Upon any distribution of all or any of the assets of Funding Company or any Project Obligor to creditors of Funding Company or any Project Obligor upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of Funding Company or any Project Obligor, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Funding Company or any Project Obligor or otherwise any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be

                                  Exhibit B-1
              payable or deliverable upon or with respect to the Subordinated Obligations shall be paid or delivered directly to the Collateral Agent for application (in the case of cash) to, or as collateral (in the case on non-cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Secured Obligations until the Secured Obligations have been otherwise satisfied in full.

                       (iii) Each of the Secured Parties may demand specific
              performance of these terms of subordination, whether or not Funding Company or any Project Obligor shall have complied with any of the provisions hereof applicable to them at any time when the Subordinated Lender shall have failed to comply with any of such provisions applicable to it. The Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                       (iv) So long as any of the Secured Obligations shall
              remain unpaid or otherwise unsatisfied, the Subordinated Lender shall not commence or join with any creditor other than the Collateral Agent in commencing any proceeding referred to in subsection (ii) above for the payment of amounts which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations.

                       (v) Subject to the indefeasible payment or satisfaction
              in full of all of the Secured Obligations, the Subordinated Lender shall be subrogated to the rights of the Secured Parties to receive payments or distribution of assets of Funding Company or any Project Obligor on the Finance Liabilities until the Subordinated Obligations have been satisfied in full.

              The foregoing provisions regarding subordination are for the benefit of the Secured Parties and shall be enforceable by them directly against the Subordinated Lender, and no Secured Party shall be prejudiced in its right to enforce subordination of any of the Subordinated Obligations by any act or failure to act by either Funding Company or any Project Obligor or anyone in custody of any of their respective assets or property. Notwithstanding anything to the contrary contained in the foregoing provisions, the Subordinated Lender may receive distributions in respect of the Subordinated Obligations from Funding Company or any Project Obligor to the extent that such distributions are permitted pursuant to the Finance Documents.

              (c) So long as any Secured Obligations remain outstanding, the following provisions shall apply:

                                  Exhibit B-2

                       (i) If a Trigger Event (as defined in the Intercreditor
              Agreement) shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, shall be permitted and is hereby authorized to take any and all actions to exercise any and all rights, remedies and options which it may have under the Trinidad Security Documents or the Intercreditor Agreement.

                       (ii) The Subordinated Lender hereby waives: (x) notice of
              the existence, creation or non-payment of all or any of the Secured Obligations and (y) to the fullest extent permitted by law, any right it may have to require the Collateral Agent to marshall assets.

              (d) Subject to the terms of the Intercreditor Agreement, the Secured Parties may, at any time and from time to time, without any consent or notice to the Subordinated Lender and without impairing or releasing the obligations of the Subordinated Lender:
              (i) amend in any manner any agreement under which any of the Finance Liabilities is outstanding in accordance with the terms thereof; (ii) sell, exchange, release, not perfect and otherwise deal with any Collateral or other property at any time pledged, assigned or mortgaged to secure the Finance Liabilities in accordance with the Trinidad Security Documents; (iii) release anyone liable in any manner under or in respect of the Finance Liabilities; (iv) exercise or refrain from exercising any rights against Funding Company or any Project Obligor and others; and (v) apply any sums from time to time received to payment or satisfaction of the Finance Liabilities.


                                  Exhibit B-3